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                            PATRUSKY, MINTZ & SEMEL
                         CERTIFIED PUBLIC ACCOUNTANTS
                              22 CORTLANDT STREET
                             NEW YORK, N.Y. 10007

                                                              (212) 732-2600
                                                              TELEX 6971510
                                                          TELEFAX (212) 374-1967


                      CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in the Schedule 13E-3 Transaction Statement of Uniflex, Inc. of our report dated March 24, 1998.



/s/Patrusky, Mintz & Semel
--------------------------
Patrusky, Mintz & Semel
March 31, 1999